UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2014, Dane Saglio submitted his resignation as Chief Financial Officer of RegeneRx Biopharmaceuticals, Inc. (the “Company”). Mr. Saglio and the Company have entered into a consulting agreement, dated November 1, 2014 (the “Consulting Agreement”), pursuant to which Mr. Saglio will perform the duties of principal financial officer of the Company until the date of the filing of the Company’s Quarterly Report on Form 10-Q for the third fiscal quarter of 2014 (the “Filing Date”). Following the Filing Date, J.J. Finkelstein, the Company’s Chief Executive Officer, will perform the duties of principal financial officer on an interim basis until a successor to Mr. Saglio is hired.

Pursuant to the terms of the Consulting Agreement, Mr. Saglio will remain as a consultant to the Company after the Filing Date and will continue to provide support on certain SEC, accounting, and other financial matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein President and Chief Executive Officer

Date: November 6, 2014